EXHIBIT 10.1

                          HEALTHCARE TECHNOLOGIES LTD.

                                    THE 2003
                          ISRAELI SHARE AND OPTION PLAN
                        AS AMENDED AS OF AUGUST 27, 2007


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                                TABLE OF CONTENTS

1. PURPOSE OF THE ISOP                                                         3

2. DEFINITIONS                                                                 3

3. ADMINISTRATION OF THE ISOP                                                  6

4. DESIGNATION OF PARTICIPANTS                                                 7

5. DESIGNATION OF AWARDS PURSUANT TO SECTION 102                               8

6. TRUSTEE                                                                     9

7. SHARES RESERVED FOR THE ISOP                                               10

8. PURCHASE PRICE                                                             10

9. ADJUSTMENTS                                                                10

10. TERM AND EXERCISE OF OPTIONS                                              12

11. TERM OF THE SHARES                                                        13

12. VESTING OF AWARDS                                                         14

13. SHARES SUBJECT TO RIGHT OF FIRST REFUSAL                                  15

14. DIVIDENDS                                                                 15

15. RESTRICTIONS ON ASSIGNABILITY AND SALE OF AWARDS                          15

16. EFFECTIVE DATE AND DURATION OF THE ISOP                                   16

17. AMENDMENTS OR TERMINATION                                                 16

18. GOVERNMENT REGULATIONS                                                    16

19. CONTINUANCE OF EMPLOYMENT                                                 16

20. GOVERNING LAW & JURISDICTION                                              16

21. TAX CONSEQUENCES                                                          17

22. NON-EXCLUSIVITY OF THE ISOP                                               17

23. MULTIPLE AGREEMENTS                                                       17


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     This plan, as amended from time to time, shall be known as Healthcare
     Technologies Ltd. 2003 Israeli Share and Option Plan, as amended as of August 27, 2007 (the "ISOP").

1.   PURPOSE OF THE ISOP

     The ISOP is intended to provide an incentive to retain, in the employ of Healthcare Technologies Ltd. (the "COMPANY") and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors or consultants whose services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase Shares in the Company, pursuant to the ISOP.

2.   DEFINITIONS

     For purposes of the ISOP and related documents, including the Award Agreement, the following definitions shall apply:

     2.1  "AFFILIATE" means any "employing company" within the meaning of
          Section 102(a) of the Ordinance.

     2.2 "APPROVED 102 AWARD" means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

     2.3 "AWARD" means an Option and/or Restricted Share granted to a Grantee, as the case may be, under the ISOP.

     2.4 "102 AWARD" means any Award granted to Employees pursuant to Section 102 of the Ordinance.

     2.5 "AWARD AGREEMENT" means the share agreement or the option agreement between the Company and a Grantee that sets out the terms and conditions of a Restricted Share or an Option allocated or issued to the Grantee.

     2.6  "BOARD" means the Board of Directors of the Company.

     2.7  "CAPITAL GAIN AWARD (CGA)" as defined in Section 5.4 below.


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     2.8  "CAUSE" means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Grantee's direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Grantee's fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

     2.9  "CHAIRMAN" means the chairman of the Committee.

     2.10 "COMMITTEE" means a compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board.

     2.11 "COMPANY" means Healthcare Technologies Ltd., an Israeli company.

     2.12 "COMPANIES LAW" means the Israeli Companies Law 5759-1999.

     2.13 "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in
          Section 32(9) of the Ordinance.

     2.14 "DATE OF GRANT" means, the date of grant of an Option or a Restricted Share, as determined by the Board and set forth in the Grantee's Award Agreement.

     2.15 "EMPLOYEE" means a person who is employed by the Company or its Affiliates, including a non-employee individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

     2.16 "EXPIRATION DATE" means the date upon which an Option shall expire, as set forth in Section 10.3 of the ISOP.

     2.17 "FAIR MARKET VALUE" means as of any date, the value of a Share determined as follows:

          (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market system, or the NASDAQ Capital Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;


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          (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

          (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

     2.18 "GRANTEE" means a person who receives or holds an Award under the ISOP.

     2.19 "ISOP" means this 2003 Israeli Share and Option Plan as amended as of August 27, 2007.

     2.20 "ITA" means the Israeli Tax Authorities.

     2.21 "NON-EMPLOYEE" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

     2.21A "OPTION" means an option to purchase one or more Shares pursuant to the ISOP.

     2.22 "ORDINARY INCOME AWARD (OIA)" as defined in Section 5.5 below.

     2.23 "3(I) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

     2.24 "ORDINANCE" means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

     2.25 "PURCHASE PRICE" means the price for each Share subject to an Award (as and if applicable).

     2.26 "RESTRICTED SHARES" means an Award of Shares under this ISOP that is subject to the terms and conditions of Section 11.

     2.27 "SECTION 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

     2.28 "SHARE" means the ordinary shares, NIS 0.04 par value each, of the Company.

     2.29 "SUCCESSOR COMPANY" means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

     2.30 "TRANSACTION" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

     2.31 "TRUSTEE" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.


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     2.32 "UNAPPROVED 102 AWARD" means an Award granted pursuant to Section
          102(c) of the Ordinance and not held in trust by a Trustee.

     2.33 "VESTED AWARD" means any Award, which has already been vested according to the Vesting Dates.

     2.34 "VESTING DATES" means, as determined by the Board or by the Committee, the date as of which the Grantee shall be entitled to exercise the Awards or part of the Awards, as set forth in section 12 of the ISOP.

3.   ADMINISTRATION OF THE ISOP

     3.1 The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Company's Articles of Association. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

     3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          Any member of such Committee shall be eligible to receive Awards under the ISOP while serving on the Committee, unless otherwise specified herein.

     3.3 Subject to the general terms and conditions of the ISOP, and in particular the terms and conditions detailed below, the Committee shall have the power and authority to recommend to the Board and the Board shall have the full power and authority (i) to designate participants; (ii) to determine the terms and provisions of the respective Award Agreements (which need not be identical), including, but not limited to, the number of Shares in the Company to be covered by each Award, provisions concerning the time and the extent to which the Awards may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the ISOP; (v) to determine the Fair Market Value of the Shares; (vi) make an election as to the type of Approved 102 Award; (vii) to designate the type of Options, and (iv) to determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP. The Board may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the Companies Law, its Articles of Association or other applicable law, rules and regulations.


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     3.4  Notwithstanding the above, the Committee shall not be entitled to grant Options to the Grantees (unless permitted to do so by the Companies Law). However, in the event that the Committee is authorized to do so by the Board, it may issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions hereof, in accordance with Sections 112(a)(5) and 288 of the Companies Law.

     3.5 The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having a purchase price equal to, lower than or higher than the Purchase Price of the original Award so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISOP.

     3.6 Subject to the Company's Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Award to be granted to that member. Any decision reduced to writing and signed by all of the members of the Board or Committee, as the case may be, shall be fully effective as if it had been at a meeting duly held.

     3.7 The interpretation and construction by the Committee of any provision of the ISOP or of any Award Agreement thereunder shall be final and conclusive unless otherwise determined by the Board. To avoid doubt, the Board may at any time exercise any powers, notwithstanding the fact that a Committee has been appointed.

     3.8 Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

     3.9 The Board and/or the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the ISOP and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the ISOP and any Award issued under the ISOP (and any agreements relating thereto); and to otherwise supervise the administration of the ISOP. The Board and/or Committee may correct any defect, supply any omission or reconcile any inconsistency in the ISOP or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the ISOP.


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4.   DESIGNATION OF PARTICIPANTS

     The persons eligible for participation in the ISOP as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that: (i) Employees may only be granted 102 Awards; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options.

     The grant of an Award hereunder shall neither entitle the Grantee to participate nor disqualify the Grantee from participating in, any other grant of Awards pursuant to the ISOP or any other option and/or share plan of the Company or any of its Affiliates.

     Anything in the ISOP to the contrary notwithstanding, all grants of Awards to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.   DESIGNATION OF AWARDS PURSUANT TO SECTION 102

     5.1  The Company may designate Awards granted to Employees pursuant to
          Section 102 as Unapproved 102 Awards or Approved 102 Awards.

     5.2 The grant of Approved 102 Awards shall be made under this ISOP adopted by the Board, and shall be conditioned upon the approval of this ISOP by the ITA.

     5.3 Approved 102 Award may either be classified as Capital Gain Award ("CGA") or Ordinary Income Award ("OIA").

     5.4 Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGA.

     5.5 Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIA.

     5.6 The Company's election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the "ELECTION"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Award. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Award under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant ONLY the type of Approved 102 Award it has elected, and shall apply to all Grantees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

     5.7 All Approved 102 Awards must be held in trust by a Trustee, as described in Section 6 below.


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     5.8  For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

     5.9 With regards to Approved 102 Awards, the provisions of the ISOP and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Award Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Award Agreement, shall be considered binding upon the Company and the Grantees.

6.   TRUSTEE

     6.1 Approved 102 Awards which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise or vesting, as the case may be, of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Grantees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "HOLDING PERIOD"). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be treated as Unapproved 102 Awards, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

     6.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise or vesting, as the case may be, of Approved 102 Awards prior to the full payment of the Grantee's tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon exercise or vesting, as the case may be, of such Awards.

     6.3  With respect to any Approved 102 Award, subject to the provisions of
          Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Grantee shall not sell or release from trust any Share received upon the exercise or vesting, as the case may be, of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under
          Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under
          Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee.

     6.4 Upon receipt of an Approved 102 Award, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Award or Share granted to him thereunder.


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7.   SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

     7.1 The Company has reserved 2,000,000 (two million) authorized but unissued Shares, for the purposes of the ISOP, subject to adjustment as set forth in Section 9 below. Any Shares which remain unissued and which are not subject to the outstanding Awards at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Award may again be subjected to an Award under the ISOP or under the Company's other share and option plans.

     7.2 Each Award granted pursuant to the ISOP, shall be evidenced by a written Award Agreement between the Company and the Grantee, in such form as the Board or the Committee shall from time to time approve. Each Award Agreement shall state, inter-alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Option).

8.   PURCHASE PRICE

     8.1 The Purchase Price of each Share subject to an Award shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time and in no event less then the nominal value of the Share underlying the Award. Each Award Agreement will contain the Purchase Price determined for each Grantee.

     8.2 The Purchase Price shall be payable upon the exercise of the Award in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

9.   ADJUSTMENTS

     Upon the occurrence of any of the following described events, Grantee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

     9.1 In the event of Transaction, the unexercised or restricted portion of each Award then outstanding under the ISOP shall be assumed or substituted to an appropriate number of Options or shares of the Successor Company (or a parent or subsidiary of the Successor Company) which were distributed to the shareholders of the Company in connection and with respect to such shares and appropriate adjustments shall be made in the Purchase Price per share to reflect such action, and all other terms and conditions of the Award Agreements, such as the vesting dates or terms of the Restricted Shares, shall remain in force, all as will be determined by the Committee, whose determination shall be final.

     9.2 Notwithstanding the above and subject to any applicable law, unless the Board or the Committee determines otherwise with respect to certain Award Agreements, there shall be a clause in each Award Agreement including that if in any such transaction described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options or Restricted Shares, the Vesting Dates shall be accelerated so that any unvested Option or Restricted Share or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.


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     9.3  For the purposes of section 9.1 above, an Option or Restricted Share shall be considered assumed or substituted if, following the Transaction, the Option or Restricted Share confers the right to purchase or receive, for each Option or Restricted Share immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or acquisition is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise or vesting of the Option or Restricted Share, as the case may be, to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion and subject to the Board approval, that in lieu of such assumption or substitution of an Option or Restricted Share for options of the Successor Company or its parent or subsidiary, such Awards will be substituted for any other type of asset or property including cash which is fair under the circumstances.

     9.4 If the Company is voluntarily liquidated or dissolved while unexercised Options or unvested Restricted Shares remain outstanding under the ISOP, then the Board, in its own discretion, may determine that all such outstanding Options may be exercised in full by the Grantees and all Restricted Shares shall be vested as of the effective date of such liquidation or dissolution of the Company without regard to the vesting provisions of Paragraph 9(2) of the ISOP. If the Board determines that the outstanding Options may be exercised, all such outstanding Options may be exercised in full by the Grantees giving notice in writing to the Company of their intention to so exercise.

     9.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Awards therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in paragraph 6 hereof), in respect of which Awards have not yet been exercised or vested, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.


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     9.6  Anything herein to the contrary notwithstanding, in case of a
          Transaction, all or substantially all of the shares of the Company are to be exchanged for the securities of another Company, then each Grantee shall be obliged to sell or exchange, as the case may be, any Shares such Grantee purchased under the ISOP, in accordance with the instructions issued by the Board, whose determination shall be final.

10.  TERM AND EXERCISE OF OPTIONS

     10.1 Options shall be exercised by the Grantee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     10.2 Each Option granted under the ISOP, shall be exercisable following the Vesting Dates and subject to the provisions of the ISOP for the number of Shares as shall be provided in the Award Agreement. However no Options shall be exercisable after the Expiration Date.

     10.3 Options to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.6 below.

     10.4 The Options may be exercised by the Grantee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.6 below, the Grantee is an employee or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     10.5 Subject to the provisions of section 10.6 below, in the event of termination of Grantee's employment or services, with the Company or any of its Affiliates, all Options granted to him will immediately be expired. A notice of termination of employment or service shall be deemed to constitute termination of employment or service.

     10.6 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Grantee's employment or service with the Company or any Affiliate of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Dates of the Options, if:
          (i) termination is without Cause, in which event any Options still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination, (ii) termination is the result of death or disability of the Grantee, in which event any Options still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination, or (iii) prior to the date of such termination, the Board shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.


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     10.7 To avoid doubt, the Grantees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Grantee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP.

     10.8 Any form of Award Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

     10.9 With respect to Unapproved 102 Option, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.  TERMS OF APPROVED 102 AWARDS OF RESTRCITED SHARES

     11.1 Eligibility. Not withstanding anything to the contrary in this ISOP and subject to Sections 4-6 above, Approved 102 Awards of Restricted Shares may be issued to Employees either alone or in addition to other Awards granted under the ISOP. The Board or Committee shall determine the eligible Employees to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded as Approved 102 Awards, the purchase price (if any) to be paid by the Employee (subject to Section 11.2), the time or times at which such Approved 102 Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of such Approved 102 Awards. The Board or Committee may condition the grant or vesting of Restricted Shares upon the attainment of specified performance targets or such other factors as the Board or Committee may determine, in its sole discretion. Unless otherwise determined by the Board or Committee the Employee shall not be permitted to sell or transfer shares of Restricted Shares awarded as Approved 102 Awards under this ISOP during a period set by the Board or Committee (if any) (the "RESTRICTION PERIOD") commencing with the date of such Approved 102 Award, as set forth in the applicable Award agreement.

     11.2 Terms. An Employee selected to receive Approved 102 Awards of Restricted Shares shall not have any rights with respect to such Approved 102 Award, unless and until such Employee has delivered a fully executed copy of the Award Agreement evidencing the Approved 102 Award to the Company and/or the Trustee and has otherwise complied with the applicable terms and conditions of such Approved 102 Award and the provision of this ISOP. The Purchase Price of Restricted Shares shall be determined by the Board or Committee, but shall not be less than as permitted under applicable law. Approved 102 Awards of Restricted Shares must be accepted within a period of 60 days (or such shorter period as the Board or Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Board or Committee has designated thereunder all subject to the provisions of Section 5-6 above.


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     11.3 Legend. Each Employee receiving Approved 102 Awards of Restricted
          Shares shall be issued a share certificate in respect of such shares of Restricted Shares, unless the Company elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of the Trustee for the benefit of the Employee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Approved 102 Award, substantially in the following form (as well as other legend required by the Board or Committee pursuant to this ISOP):

          "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Healthcare Technologies Ltd. 2003 Israeli Share and Option Plan, as amended as of August 27, 2007 and an Award Agreement entered into between the registered owner and the Company dated [____________]. Copies of such plan and Award agreement are on file at Healthcare Technologies Ltd."

     11.4 Rights as Shareholder. Except as provided in this Section and as otherwise determined by the Board or Committee and set forth in the Award Agreement, the Employee shall have, with respect to the Shares of Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such Shares and, subject to and conditioned upon the full vesting of Shares of Restricted Shares, the right to tender or sell such Shares, all subject to the provision of Section 102 and the rules, regulations or orders promulgated thereunder. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Board or Committee, in its sole discretion, specifies otherwise at the time of the Approved 102 Award.

     11.5 Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, all legends shall be removed from said certificates at that time except as otherwise required by applicable law.

12.  VESTING OF AWARDS

     The total number of Shares subject to an Award may, but need not, vest and therefore become extricable in periodic installments that may, but need not, be equal. The Award may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Award may vary.


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13.  PURCHASE FOR INVESTMENT

     The Company's obligation to issue or allocate Shares upon exercise of an Award granted under the ISOP is expressly conditioned upon: (a) the Company's completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Grantee (or his legal representative, heir or legatee, in the event of the Grantee's death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Grantee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Grantee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Grantee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of any applicable laws.

14.  DIVIDENDS

     With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Grantee and held by the Grantee or by the Trustee, as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

15.  ASSIGNABILITY AND SALE OF AWARDS

     No Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Grantee each and all of such Grantee's rights to purchase Shares hereunder shall be exercisable only by the Grantee.

     Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

     As long as the Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.


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16.  TERMS OF THE ISOP

     The ISOP shall terminate on August 28, 2008.

     The Company shall obtain the approval of the Company's shareholders for the adoption of this ISOP or for any amendment to this ISOP, if shareholders' approval is necessary or desirable to comply with any applicable law, including without limitation, the US securities law or the securities laws of other jurisdiction applicable to Awards granted to Grantees under this ISOP, or if shareholders' approval is required by any authority or by any governmental agencies or national securities exchanges, including without limitation, the US Securities and Exchange Commission.

17.  AMENDMENTS OR TERMINATION

     The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company. Termination of the ISOP shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Awards granted under the ISOP prior to the date of such termination.

18.  GOVERNMENT REGULATIONS

     The ISOP, and the granting, vesting and/or exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Grantee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

19.  CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

     Neither the ISOP nor the Award Agreement with the Grantee shall impose any obligation on the Company or an Affiliate thereof, to continue any Grantee in its employ or the hiring by the Company of the Grantee's services and nothing in the ISOP or in any Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service hiring at any time.

20.  GOVERNING LAW & JURISDICTION

     The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.


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21.  TAX CONSEQUENCES

     Any tax consequences arising from the grant, vesting or exercise of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

     The Committee and/or the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

22.  NON-EXCLUSIVITY OF THE ISOP

     The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of Awards to Grantees of the Company under their employment agreements, and not in the framework of any previous share and option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

23.  MULTIPLE AGREEMENTS

     The terms of each Award may differ from other Awards granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Award to a given Grantee during the term of the ISOP, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee.


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